                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Ryder System, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

RYDER SYSTEM, INC.
3600 N.W. 82nd Avenue
Miami, Florida 33166                                                (RYDER LOGO)

TO THE SHAREHOLDERS OF RYDER SYSTEM, INC.:

You are cordially invited to attend our Annual Meeting of Shareholders on Friday, May 7, 1999, at 11:00 A.M., at the Miami Airport Hilton and Towers, located in Miami, Florida.

The proposals to be acted upon at the Meeting include the election of directors, the ratification of an amendment to the Ryder System, Inc. Stock Purchase Plan for Employees and the ratification of the appointment of independent auditors for 1999. I hope you will carefully read the proposals, which are described in the accompanying Proxy Statement, and cast your vote in favor of them.

The Company has been informed that certain Shareholders intend to present a proposal at the Meeting concerning the annual election of all directors. The Board of Directors believes that this proposal is not in the best interest of the Company and its Shareholders and unanimously recommends a vote AGAINST this Shareholder proposal.

It is important that your shares be represented at the Meeting. Accordingly, even if you plan to attend the Meeting, please sign, date and promptly mail the enclosed proxy card in the postage-prepaid envelope.

On behalf of the Board of Directors, thank you for your cooperation and continued support.

Sincerely,

/s/ M. ANTHONY BURNS

M. Anthony Burns
Chairman, President and
Chief Executive Officer

March 22, 1999

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MAY 7, 1999

The Annual Meeting of Shareholders of Ryder System, Inc. will be held at the Miami Airport Hilton and Towers, 5101 Blue Lagoon Drive, Miami, Florida, on Friday, May 7, 1999, at 11:00 A.M., for the following purposes:

     (1) To elect four directors;

     (2) To ratify an amendment to the Ryder System, Inc. Stock Purchase Plan for Employees;

     (3) To ratify the appointment of KPMG LLP as auditors for the Company;

     (4) To consider, if properly brought before the Meeting, a Shareholder proposal concerning the annual election of all directors; and

     (5) To transact such other business as may properly come before the Meeting and any adjournment of the Meeting.

Only Shareholders of record of the Company's Common Stock at the close of business on March 11, 1999 are entitled to vote in person or by proxy at the Annual Meeting or any adjournment of the Meeting.

The 1998 Annual Report of the Company has been mailed with this Notice and Proxy Statement to each Shareholder entitled to vote at the Meeting.

                               RYDER SYSTEM, INC.

                               /s/ Vicki A. O'Meara

                               Vicki A. O'Meara
                               Executive Vice President,
                               General Counsel and Secretary

March 22, 1999
Miami, Florida

                            YOUR VOTE IS IMPORTANT!

Please sign, date and return the accompanying proxy card in the enclosed postage-prepaid envelope as promptly as possible.

If because of a disability you will need auxiliary aids or services to attend the Annual Meeting, please contact the Secretary prior to the Meeting at Ryder System, Inc., 3600 N.W. 82nd Avenue, Miami, Florida 33166 or at (305) 500-3283.

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

RYDER SYSTEM, INC.
3600 N.W. 82nd Avenue
Miami, Florida 33166                                                (RYDER LOGO)

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           TABLE OF CONTENTS             PAGE
---------------------------------------------
Proxy Statement                            1
Solicitation and Voting of Proxies         1
Policy of Confidential Voting              1
Procedures for the Meeting                 1
Participants in the 401(k) Plan            2
Outstanding Voting Stock                   2
Election of Directors (Item No. 1)         3
Board of Directors and Committees of
  the Board                                9
Compensation of Directors                  9
Certain Relationships                     10
Amendment to the Ryder System, Inc.
  Stock Purchase Plan for Employees
  (Item No. 2)                            11
Selection of Auditors (Item No. 3)        13
Shareholder Proposal (Item No. 4)         14
Beneficial Ownership of Shares            16
Compensation Committee Report on
  Executive Compensation                  18
Compensation of Executive Officers        21
Option Grants                             22
Aggregated Option Exercises and Fiscal
  Year-End Option Values                  23
Pension Benefits                          23
Stock Performance                         25
Cost of Solicitation                      25
Submission of Shareholder Proposals for
  the 2000 Annual Meeting                 26

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

                                PROXY STATEMENT

                               RYDER SYSTEM, INC.
                             3600 N.W. 82ND AVENUE
                              MIAMI, FLORIDA 33166

                       SOLICITATION AND VOTING OF PROXIES

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Ryder System, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on Friday, May 7, 1999 and at any adjournment of the meeting ("Annual Meeting" or "Meeting"). This Proxy Statement and the accompanying proxy card are being distributed on or about March 22, 1999 to holders of the Company's common stock ("Shareholder(s)") entitled to vote at the Meeting.

A Proxy Committee consisting of M. Anthony Burns, Edwin A. Huston and Vicki A. O'Meara will vote the shares of common stock, par value $.50 per share, of the Company ("Common Stock," "Common Share(s)" or "Share(s)") represented by each proxy card returned to the Company. The Shares represented by such proxy cards will be voted in favor of the election of each director nominated in this Proxy Statement, in favor of amending the Ryder System, Inc. Stock Purchase Plan for Employees and in favor of the ratification of KPMG LLP as auditors for the Company, but against the Shareholder proposal set forth in this Proxy Statement (if properly brought before the Meeting) unless a contrary instruction is made on such proxy card, in which event the proxy will be voted by the Proxy Committee in accordance with the Shareholder's instructions. Any Shareholder giving a proxy has the power to revoke it at any time before it is exercised at the Meeting by filing with the Secretary of the Company an instrument revoking it, by delivering a duly executed proxy card bearing a later date or by appearing at the Meeting and voting in person.

                         POLICY OF CONFIDENTIAL VOTING

It is the Company's policy that all proxies, ballots and vote tabulations that identify the particular vote of a Shareholder be kept confidential, except that disclosure may be made: (i) to allow the independent election inspectors to certify the results of the vote; (ii) as necessary to meet applicable legal requirements, including the pursuit or defense of judicial actions; or (iii) in the event of a proxy or consent solicitation in opposition to the Company based on an opposition proxy or consent statement filed, or required to be filed, with the Securities and Exchange Commission (the "SEC"). Accordingly, proxy cards are returned in envelopes addressed to the tabulator, which receives, inspects and tabulates the proxies. The final tabulation is inspected by inspectors of election. Both the tabulator and the inspectors are independent of the Company, its directors, officers and employees. Except as described above, information as to the voting instructions given by individuals who are participants in the Ryder System, Inc. Employee Savings Plan (the "401(k) Plan") will not be disclosed to management by the trustee of the 401(k) Plan. Information as to which Shareholders have not voted and periodic status reports on the aggregate vote will be available to the Company.

                           PROCEDURES FOR THE MEETING

The presence, in person or by proxy, of the holders of a majority of the outstanding Shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Annual Meeting. Business at the Meeting will be conducted in accordance with the procedures determined by the Chairman of the Meeting and will be limited to matters properly brought before the Meeting pursuant to the procedures prescribed in the Company's By-Laws. Those procedures include the requirement that any Shareholder who desires either to bring a Shareholder proposal before an annual meeting or to nominate a person for election as a director at an annual meeting give written notice, prior to such annual meeting, to the Company with respect to the proposal or nominee (see also "Submission of Shareholder Proposals for the 2000 Annual Meeting"). The Chairman of the Meeting may refuse to acknowledge any Shareholder proposal or nomination for director not made in accordance with the foregoing.

The Board of Directors does not anticipate that any matters other than those set forth in this Proxy Statement will be brought before the Annual Meeting. If, however, other matters are properly brought before the Meeting, proxies will be voted in accordance with the judgment of the Proxy Committee.

                        PARTICIPANTS IN THE 401(k) PLAN

If a Shareholder is a participant in the 401(k) Plan, the proxy card represents the number of full Shares held for the benefit of the participant in the 401(k) Plan as well as any Shares registered in the participant's name. Thus, a proxy card for such a participant grants a proxy for Shares registered in the participant's name and serves as a voting instruction for the trustee of the 401(k) Plan for the Share account in the participant's name.

                            OUTSTANDING VOTING STOCK

On March 11, 1999, there were 71,066,455 outstanding Shares of Common Stock. All such Shares may be voted at the Annual Meeting and each outstanding Common Share is entitled to one vote. Only holders of Common Stock of record at the close of business on March 11, 1999 are entitled to vote at the Annual Meeting or any adjournment of the Meeting. Neither broker non-votes nor abstentions are counted, in whole or in part, as affirmative votes.

--------------------------------------------------------------------------------

                             ELECTION OF DIRECTORS

                                  (ITEM NO. 1)

The Company has three classes of directors serving staggered three-year terms. Serving in the class of directors whose term expires at the 1999 Annual Meeting are Joseph L. Dionne, David I. Fuente, David T. Kearns and Lynn M. Martin. The term of office of M. Anthony Burns, Edward T. Foote II and John A. Georges expires at the 2000 Annual Meeting. Vernon E. Jordan, Jr., Paul J. Rizzo, Christine A. Varney and Alva O. Way are currently serving a term that expires at the 2001 Annual Meeting.

Accordingly, the Shareholders are asked to elect Joseph L. Dionne, David I. Fuente, David T. Kearns and Lynn M. Martin, all of whom have been duly nominated by the Board of Directors to serve a term of office expiring at the 2002 Annual Meeting.

Unless a proxy card specifies otherwise, the Proxy Committee will vote the Shares covered by the proxy for the election of Joseph L. Dionne, David I. Fuente, David T. Kearns and Lynn M. Martin to the class of directors whose term expires at the 2002 Annual Meeting. In the event any of these nominees becomes unavailable to serve (which is not anticipated), the proxy card gives the Proxy Committee the authority to vote for such other person as it may select.

The following material sets forth the name of each nominee and of each director continuing in office, a description of positions and offices with the Company, any other principal occupation, business experience during at least the last five (5) years, certain directorships presently held, age and length of service as a director of the Company.

The affirmative vote of a majority of the Shares entitled to vote at the Meeting is necessary for the election of each nominee to the Board of Directors.

--------------------------------------------------------------------------------

NOMINEES FOR DIRECTOR
FOR A TERM OF OFFICE EXPIRING AT THE 2002 ANNUAL MEETING
--------------------------------------------------------------------------------

                        JOSEPH L. DIONNE                     Mr. Dionne has been Chairman of the Board of The
                        Chairman, The McGraw-Hill            McGraw-Hill Companies since 1988. He joined McGraw-Hill
PHOTO                   Companies                            Book Company in 1967 as Vice President for Research and
                                                             Development at Educational Developmental Laboratories. A
                        Chairman--Committee on Directors     year later, he was appointed General Manager of California
                                  and Public                 Test Bureau and became a Vice President of McGraw-Hill Book
                                  Responsibility             Company in 1970. He has held various positions in the
                        Member--Audit Committee              company including Executive Vice President-Operations. In
                                                             1981, he became President and Chief Operating Officer of
                                                             McGraw-Hill and held that position until 1983 when he
                                                             became President and Chief Executive Officer. He
                                                             relinquished the title of Chief Executive Officer in April
                                                             1998. Prior to joining McGraw-Hill, Mr. Dionne's experience included teaching, educational administration and
                                                             consulting work on a number of experimental education
                                                             projects. He serves on the Board of Directors of The
                                                             Equitable Companies, Incorporated, The Equitable Life
                                                             Assurance Society of the United States and Harris
                                                             Corporation, and is a trustee of Hofstra University.
Director since 1995
Age 65

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

                        DAVID I. FUENTE                      Mr. Fuente has served as Chairman and Chief Executive
                        Chairman and Chief                   Officer of Office Depot since 1987, one year after the
PHOTO                   Executive Officer,                   company was founded. Before joining Office Depot, Mr.
                        Office Depot, Inc.                   Fuente served for eight years at Sherwin-Williams as
                                                             President of the Paint Stores Group. Before joining
                        Member--Compensation Committee       Sherwin-Williams, he was Director of Marketing at Gould,
                        Member--Committee on Directors       Inc.
                                and Public Responsibility

Director since 1998
Age 53

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                                        4

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
                        DAVID T. KEARNS                      Mr. Kearns was Chairman of the New American Schools from
                        Chairman Emeritus, New American      1993 to 1998 and was Deputy Secretary of the United States
PHOTO                   Schools and Retired                  Department of Education from 1991 through 1993. From 1982
                        Chairman and Chief Executive         through 1990, Mr. Kearns was Chairman and Chief Executive
                        Officer, Xerox Corporation           Officer of Xerox Corporation, which he joined in 1971 as a
                                                             Vice President. Prior to joining Xerox, he was a Vice
                        Member--Audit Committee              President in the Data Processing Division of International
                        Member--Finance Committee            Business Machines Corporation. Mr. Kearns is a member of
                                                             The Business Council, the Council on Foreign Relations and
Director 1988-1991 and since 1993                            the American Philosophical Society. Mr. Kearns is a trustee
Age 68                                                       of the University of Rochester and The Ford Foundation.

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
                        LYNN M. MARTIN                       Since serving as Secretary of Labor under President George
                        Former U.S. Secretary of Labor;      Bush from 1991 to 1993, Ms. Martin has served as
PHOTO                   Chairperson, Deloitte & Touche       Chairperson of Deloitte & Touche LLP's Council for the
                        LLP's Council for the Advancement    Advancement of Women and as an advisor to that firm. She is
                        of Women; advisor to Deloitte &      a regular commentator, panelist, columnist and speaker on
                        Touche LLP; and Professor,           radio and television programs, in national publications and
                        J. L. Kellogg Graduate School of     before various business and academic groups, with respect
                        Management at Northwestern           to the changing global economic and political environment.
                        University                           Prior to serving as Secretary of Labor, Ms. Martin
                                                             represented the 16th District of Illinois in the U.S. House
                        Member--Compensation Committee       of Representatives from 1981 to 1991. She also serves as a
                        Member--Finance Committee            director of The Procter & Gamble Company, Ameritech,
                                                             Harcourt General, Inc., The Dreyfus Funds, TRW Inc. and
Director since 1993                                          Chicago's Lincoln Park Zoo. She is a member of the Council
Age 59                                                       on Foreign Relations.

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                                        5

DIRECTORS CONTINUING IN OFFICE
--------------------------------------------------------------------------------

                        M. ANTHONY BURNS                     Mr. Burns, who joined the Company in 1974, was elected a
                        Chairman, President and              director, President and Chief Operating Officer of the
PHOTO                   Chief Executive Officer,             Company in December 1979. Effective January 1, 1983, he was
                        Ryder System, Inc.                   elected to the position of Chief Executive Officer of the
                                                             Company, and on May 3, 1985, he became Chairman of the
                                                             Board. He serves on the Board of Directors of The Chase
                                                             Manhattan Corporation, The Chase Manhattan Bank, N.A., J.C.
                                                             Penney Company, Inc. and Pfizer Inc. He is a member of The
                                                             Business Council, The Business Roundtable and The Business
                                                             Roundtable's Policy Committee, and chairs The Business
                                                             Roundtable's Health and Retirement Task Force. He serves on
Director since 1979                                          the Board of the Boy Scouts of America. He also serves on
Age 56                                                       the Board of Trustees of the University of Miami.

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
                        EDWARD T. FOOTE II                   Mr. Foote has been President of the University of Miami
                        President, University                since 1981. Prior to joining the University of Miami, he
PHOTO                   of Miami                             was Special Advisor to the Chancellor and Board of
                                                             Trustees, Washington University, from 1980 to 1981. From
                        Member--Compensation                 1973 to 1980, he was Dean of the Washington University
                                Committee                    School of Law, and from 1970 to 1973, he was Vice
                        Member--Committee on                 Chancellor, General Counsel and Secretary to the Board of
                                Directors and                Trustees of Washington University. Prior to that he was an
Director since 1987             Public Responsibility        associate with the law firm of Bryan, Cave, McPheeters and
Age 61                                                       McRoberts.

--------------------------------------------------------------------------------

                        JOHN A. GEORGES                      Mr. Georges was Chairman of the Board and Chief Executive
                        Retired Chairman and                 Officer of International Paper from 1984 until April 1996
PHOTO                   Chief Executive Officer,             when he retired. Mr. Georges served as Senior Managing
                        International Paper Company          Director of Windward Capital Partners, L.P. from 1996 to
                                                             1998. He is a director of International Paper,
                        Chairman--Audit Committee            Warner-Lambert Company and AK Steel Holding Corporation.
                        Member--Finance Committee            Mr. Georges is a member of The Business Council and The
                                                             Trilateral Commission, a board member of the University of
                                                             Illinois Foundation and a trustee of the Public Policy
                                                             Institute of the Business Council of New York State. He was
                                                             formerly a director of The New York Stock Exchange from
Director since 1993                                          1987 to 1993 and a director of The Federal Reserve Bank of
Age 68                                                       New York from 1986 to 1992.

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                                        6

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
                 VERNON E. JORDAN, JR.                       Mr. Jordan is a Senior Partner in the law firm of Akin,
                 Senior Partner,                             Gump, Strauss, Hauer & Feld, LLP. Prior to joining Akin,
PHOTO            Akin, Gump, Strauss,                        Gump in 1982, he was President and Chief Executive Officer
                 Hauer & Feld, LLP                           of the National Urban League from 1972 to 1981. From 1970
                                                             to 1972, he was Executive Director of the United Negro
                 Member--Audit Committee                     College Fund. He is currently serving on the Board of
                 Member--Committee on Directors              Directors of American Express Company, Bankers Trust
                         and Public Responsibility           Company, Bankers Trust New York Corporation, Callaway Golf
                                                             Company, Chanceller Media Corporation, Dow Jones & Company,
                                                             Inc., J.C. Penney Company, Inc., Revlon Group, Sara Lee
                                                             Corporation, Union Carbide Corporation and Xerox Corpora-
Director since 1989                                          tion. He is also a trustee of The Ford Foundation and
Age 63                                                       Howard University.

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
                 PAUL J. RIZZO                               Mr. Rizzo was employed with International Business Machines
                 Retired Vice Chairman,                      Corporation, where he held increasingly responsible
PHOTO            International Business                      positions, from 1958 until his retirement as Vice Chairman
                 Machines Corporation                        of the Board in 1987. He returned to IBM in 1993 as Vice
                                                             Chairman of the Board until he retired again on December
                 Chairman--Finance Committee                 31, 1994. He was Dean of the Kenan-Flagler Business School
                 Member--Compensation Committee              of the University of North Carolina from 1987 until 1992,
                                                             when he retired from that position to become a partner in
                                                             Franklin Street Partners, a Chapel Hill investment firm. He is currently serving on the Board of Directors of Johnson &
                                                             Johnson, Cox Enterprises and Pharmaceutical Product
Director 1987-1993 and since 1995                            Development, Inc., and is Chairman of the Board of UNC
Age 71                                                       Health Systems, Inc.

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
                 CHRISTINE A. VARNEY                         Ms. Varney is a Partner in the law firm of Hogan & Hartson
                 Partner,                                    L.L.P., which she rejoined in 1997 after 5 years in
PHOTO            Hogan & Hartson L.L.P.                      government service. She is a leader of the Internet law
                                                             practice for the firm. Ms. Varney served as a Federal Trade
                 Member--Audit Committee                     Commissioner from 1994 to 1997 and as a Senior White House
                 Member--Committee on Directors              Advisor to the President from 1993 to 1994. She also served
                         and Public                          as Chief Counsel to the President's Campaign in 1992 and as
                         Responsibility                      General Counsel to the Democratic National Committee from
                                                             1989 to 1992. Prior to her government service, Ms. Varney
Director since 1998                                          practiced law with the firms of Pierson, Semmes & Finley
Age 43                                                       (from 1986 to 1988) and Surrey & Morse (from 1984 to 1986).

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                                        7

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
                        ALVA O. WAY                          Mr. Way was elected Chairman of the Board of IBJ Schroder
                        Chairman, IBJ Whitehall              Bank & Trust Company (now known as IBJ Whitehall Bank &
PHOTO                   Bank & Trust Company                 Trust Company) in 1986. He serves as a consultant to and
                                                             director of Schroder PLC, London, and related companies. In
                        Chairman--Compensation               1951, Mr. Way joined General Electric Company where he
                                  Committee                  served in various executive positions including Chief
                        Member--Finance Committee            Financial Officer. In 1979, he was elected Vice Chairman of
                                                             American Express Company, and in 1981 he was named
                                                             President of American Express Company and Chairman and
                                                             Chief Executive Officer of American Express International
                                                             Banking Corporation. Mr. Way served as President of The
                                                             Travelers Companies, a financial services organization,
                                                             from 1983 through 1984. He is a director of Eli Lilly and
                                                             Company, The McGraw-Hill Companies and Gould, Inc. He is a
Director since 1985                                          member of the Brown University Board of Fellows and
Age 69                                                       Chancellor Emeritus.


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                                        8

                 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Board of Directors currently consists of 11 members. During 1998, the Board met 7 times. The Board has established standing Audit, Compensation and Finance Committees and a Committee on Directors and Public Responsibility to assist the Board in the discharge of its responsibilities. The Board may also appoint other committees for specialized functions as appropriate. All of the directors of the Company, other than Mr. Burns, are independent directors (as that term is defined in the Company's By-Laws). The Company's By-Laws provide that a majority of the Board of Directors, and all members of the Compensation Committee and the Committee on Directors and Public Responsibility, must be independent directors.

The Audit Committee consists of John A. Georges, Chairman, Joseph L. Dionne, Vernon E. Jordan, Jr., David T. Kearns and Christine A. Varney. The Audit Committee met 4 times in 1998. The Committee is responsible for recommending to the Board the engagement of independent auditors, reviewing the scope of and budget for the annual audit and reviewing with the independent auditors the results of the audit engagement, including the financial statements of the Company. The Committee also reviews the scope and results of the Company's internal audit procedures and reviews compliance with Company policies relating to conflicts of interest and business ethics.

The Compensation Committee consists of Alva O. Way, Chairman, Edward T. Foote II, David I. Fuente, Lynn M. Martin and Paul J. Rizzo. The Compensation Committee met 4 times in 1998. The Committee reviews and approves compensation for senior management other than the chief executive officer, reviews and recommends to the Board compensation for the chief executive officer, recommends to the Board the adoption and implementation of new incentive compensation plans, stock option plans and employee benefit plans and reviews non-management Board members' compensation and benefits and recommends changes as appropriate. The Compensation Committee Report on Executive Compensation is set forth on pages 18 through 20 of this Proxy Statement.

The Finance Committee consists of Paul J. Rizzo, Chairman, John A. Georges, David T. Kearns, Lynn M. Martin and Alva O. Way. The Finance Committee met 5 times in 1998. The Committee reviews the financial condition and capital structure of the Company, advises the Board with respect to capital appropriations and other financial matters affecting the Company and reviews and recommends to the Board a dividend policy for the Company and any actions to be taken thereunder.

The Committee on Directors and Public Responsibility consists of Joseph L. Dionne, Chairman, Edward T. Foote II, David I. Fuente, Vernon E. Jordan, Jr. and Christine A. Varney. The Committee met 4 times in 1998. The Committee reviews and recommends criteria for Board membership, reviews the qualifications of and recommends individuals for election as directors and reviews and recommends the function and authority of all Board Committees as well as their composition. The Committee will review nominees suggested by Shareholders in writing and submitted to the Secretary of the Company. Any such suggestion should include sufficient information about the proposed nominee to permit the Board of Directors to make an informed determination as to whether the proposed nominee, if elected, would be an independent director, as that term is defined in the Company's By-Laws. Additional responsibilities of the Committee include identifying and analyzing current trends and issues pertaining to public policy, public affairs and corporate responsibility and bringing such matters to the attention of the Board.

The directors spend a considerable amount of time preparing for the Board and Committee meetings and, in addition, are called upon for their counsel between meetings. Each of the incumbent directors attended more than 75% of the aggregate number of meetings of the Board of Directors and the Committees on which he or she served in 1998.

                           COMPENSATION OF DIRECTORS

Each director of the Company, other than Mr. Burns, is entitled to an annual retainer of $21,500 for Board membership and $3,500 for each membership on a major Board Committee. The chairperson of each such Committee is also entitled to an additional retainer of $4,500 per year. The meeting fee payable to directors for telephonic meetings of the Board of Directors or standing Committees of the Board is $1,100. Directors are entitled to a per diem fee for all other regular and special meetings of the Board or its Committees of $2,200 and $1,100, respectively, together with reimbursement for travel expenses. Mr. Burns does not receive any additional compensation by reason of his membership on the Board or attendance at meetings of any of its Committees.

Under the Company's Directors Stock Plan, any eligible director may elect to receive a combination of Common Shares determined by a formula (the "Formula") and $11,500 in cash in lieu of the annual retainer. The Formula provides that the number of Shares granted to a participant will be equal to the nearest number of whole Shares that can be purchased for $15,000 based on the fair market value of the Shares on the date of grant. The Shares will be entitled to cash dividends and full voting rights. None of the Shares may be sold or transferred prior to six months after the date when service as a director ceases. A majority of the eligible directors have elected to participate in the Directors Stock Plan.

Pursuant to the Company's Board of Directors Stock Award Plan, in 1998 all non-employee directors were awarded a stock option grant of 1,000 Shares(1) at an option price based on the fair market value of a Share on the date of grant, vesting in three equal annual installments. Beginning in 1999, the amount of the annual stock option grant has been increased to 2,500 Shares. In addition, pursuant to the Plan, in 1998 all non-employee directors were awarded a grant of 200 restricted stock units. Beginning in 1999, the amount of the annual grant has been increased to 300 restricted stock units. The restricted stock units vest when service as a director ceases. The stock options and restricted stock units are awarded in addition to the directors' annual cash retainers and meeting attendance fees.

The Company also provides all non-employee directors with $100,000 of accidental death and dismemberment coverage under the Company's travel accident insurance policy, optional coverage under the Company's medical plan and $100,000 of coverage under the Company's group term life insurance policy, resulting in additional average compensation of approximately $3,062 to each such director.

The Company has a Directors' Charitable Award Program under which it intends to make charitable contributions in the name of current and future directors. The program is designed to acknowledge the service of directors and to benefit and recognize the mutual interest of directors and the Company in supporting worthy charitable and educational institutions. In addition, it enhances the Company's ability to attract and retain directors of the highest caliber and experience. Under the Directors' Charitable Award Program, each current or future director may designate up to two charitable organizations and it is the Company's intention to contribute the sum of $500,000, in ten annual installments, to the designated organizations in the director's name upon the director's death. The program may be funded with the proceeds of insurance policies on the lives of paired directors. Individual directors will derive no financial benefit from this program, as all charitable deductions accrue solely to the Company. A majority of the current directors and five retired directors participate in the Directors' Charitable Award Program.

Directors of the Company may elect to defer receipt of their retainer and fees. Deferred funds become part of the general assets of the Company and, at the direction of the electing director, are credited with earnings based upon several investment options, including Common Stock, a money market fund and several equity mutual funds. At the discretion of the director, the funds may be deferred until the earliest to occur of a fixed date, retirement, disability or removal, and are payable in a lump sum or installments. However, upon a change of control of the Company, all deferred amounts will be distributed immediately to the director in a lump sum.

                             CERTAIN RELATIONSHIPS

In the ordinary course of business, the Company and its subsidiaries may from time to time engage in transactions with other unaffiliated corporations whose officers or directors are also directors of the Company. Mr. Jordan is a senior partner in the law firm of Akin, Gump, Strauss, Hauer & Feld, LLP, which performed professional services on behalf of the Company in 1998. All such transactions are conducted on a commercial, arms-length basis and may not come to the special attention of the directors or officers of either the Company or the other corporation involved. The Company does not consider either the transactions or the amounts involved in such transactions to be significant.

---------------
1 In 1998, Ms. Varney received an additional stock option grant of 197 Shares for her service on the Board from February 19, 1998, the date on which she joined the Board, through May 1, 1998, the date of the Company's 1998 Annual Meeting, for which period she had not previously received a stock option award.

                      AMENDMENT TO THE RYDER SYSTEM, INC.
                       STOCK PURCHASE PLAN FOR EMPLOYEES

                                  (ITEM NO. 2)

The Ryder System, Inc. Stock Purchase Plan for Employees, adopted by the Shareholders in 1966 and thereafter amended from time to time (the "Plan")(1), provides for the purchase of Common Stock at a discount by eligible employees of the Company and certain of its subsidiaries. The Board of Directors has adopted, subject to Shareholder ratification which is sought herein, an amendment to the Plan to make available for subscription an additional 2,500,000 Shares of Common Stock. On March 19, 1999, the closing price of Common Stock on the New York Stock Exchange Composite Index was $27.63 per Share.

All regular full-time and certain part-time employees of the Company or its designated subsidiaries are eligible to participate in the Plan except (i) any employee who owns 5% or more of the Common Stock, (ii) any employee who is eligible to participate in the Company's executive stock option plans or (iii) any employee who is ordinarily employed by the Company for less than 20 hours per week.

As of December 31, 1998, approximately 3,000 employees participated in the Plan and purchased 145,972 Shares of Common Stock, of which none were purchased by current executive officers or other current officers of the Company, and 28,627 Shares of Common Stock were available for future purchase. The Board of Directors believes that the Plan has been very beneficial to the Company and its Shareholders by encouraging its employees to acquire a proprietary interest in the Company.

The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee") consisting of at least two disinterested directors which, subject to the express provisions of the Plan, has full power to (i) interpret the Plan, (ii) make rules and regulations relating to the administration of the Plan and (iii) make all other determinations relating to the Plan.

The Plan provides for quarterly offerings of Shares of Common Stock to eligible employees. Employees may subscribe and pay for Shares through payroll deductions based upon either (i) a percentage of salary (1%-15%) or (ii) a specific dollar amount. In any year, a participating employee is not permitted to purchase Shares with an aggregate fair market value (as of each offering date) in excess of $25,000. The purchase price of the Shares of Common Stock offered under the Plan will be 85% of the closing price for Shares of Common Stock as reported by the composite transaction reporting system for securities listed on the New York Stock Exchange on the first day of the offering period or 85% of the closing price for Shares of Common Stock as reported by the composite transaction reporting system for securities listed on the New York Stock Exchange on the last day of the offering period, whichever is lower. Except in the case of death, no rights under the Plan are transferable.

The Committee may terminate or amend the Plan, except that it may not make any change or addition that does not meet the requirements of Section 423 of the Internal Revenue Code. The termination or modification of the Plan may not adversely affect any outstanding subscriptions.

Under present federal income tax laws, the purchase of Shares under the Plan and their subsequent disposition by participating employees will have the following consequences. The purchase of Shares under the Plan will not result in the recognition of taxable income to the participating employee nor entitle the Company to a deduction at the time of such purchase. If the purchased Shares are held by the participating employee for more than two years after the beginning of the offering period and at least one year after the purchase date, the employee will realize, upon disposition of the Shares, ordinary income to the extent of the lesser of (i) 15% of the fair market value of the Shares on the purchase date or (ii) the amount by which the fair market value of the Shares at the time of disposition of the Shares exceeds the purchase price paid. Any further gain will be taxed at long-term capital gain rates. If the sale price is less than the purchase price, there is no ordinary income and the employee will have a long-term capital loss for this difference. If the employee disposes of the Shares during the two-year period following the beginning of the offering period or within one year of the purchase date, the employee will realize ordinary income to the extent of the difference between the fair market value of the Shares on the date of purchase and the actual purchase price paid for the Shares.

---------------
1 Shareholders may obtain a copy of the Plan without charge upon request to the Secretary of the Company.

The affirmative vote of a majority of the Shares entitled to vote at the Meeting is necessary for the ratification of this amendment authorizing 2,500,000 additional Shares to be issuable under the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS AMENDMENT TO THE RYDER SYSTEM, INC. STOCK PURCHASE PLAN FOR EMPLOYEES.

                             SELECTION OF AUDITORS

                                  (ITEM NO. 3)

Upon the recommendation of the Audit Committee of the Board of Directors, the Board has selected KPMG LLP, independent certified public accountants, to audit the accounts of the Company and its subsidiaries for the fiscal year ending December 31, 1999.

The firm of KPMG LLP has audited the accounts of the Company since 1955 and has offices in, or convenient to, most of the localities where the Company and its subsidiaries operate. The Company has been advised that representatives of KPMG LLP will be present at the 1999 Annual Meeting with the opportunity to make a statement and to respond to appropriate questions raised at the Meeting.

KPMG LLP performed audit services in connection with the examination of the financial statements of the Company and its subsidiaries for the year ended December 31, 1998. They performed other audit services pertaining to examinations of the separate financial statements of the Company's retirement and benefit plans. In addition, they rendered various tax and consulting services, as well as other services related to the review of financial statements and related information contained in various registration statements and filings with the SEC and related to the Company's acquisition of other companies.

The affirmative vote of a majority of the Shares entitled to vote at the Meeting is necessary for the ratification of the appointment of KPMG LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG LLP AS AUDITORS.

                              SHAREHOLDER PROPOSAL

                                  (ITEM NO. 4)

The Company has been informed that John J. Gilbert and Margaret R. Gilbert of 29 East 64th Street, New York, New York 10021 and Martin Glotzer of 7601 North Kedzie Avenue, Chicago, Illinois 60645 intend to offer a proposal at the Annual Meeting requesting that the Board of Directors take the steps necessary so that, once the current terms of sitting directors have expired, future elections of all directors will be annual, rather than by class. Mr. Glotzer states that he owns 70 Shares and Mr. Gilbert and Ms. Gilbert state that they own 105 Shares.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

The Company understands that the proponents intend to introduce the following proposal at the Annual Meeting:

     "RESOLVED: That the stockholders of Ryder System, Inc., assembled in annual meeting in person and by proxy, hereby request that the Board of Directors take the needed steps to provide that at future elections of directors new directors be elected annually and not by classes, as is now provided, and that on expiration of present terms of directors their subsequent election shall also be on an annual basis."

The proponents have furnished the following statement in support of their proposal:

     "Continued very strong support along the lines we suggest were shown at the 1997 annual meeting when 2,505 proxies representing (34,639,548) shares, were cast in favor of this proposal. The vote against included 1,030 unmarked proxies.

     ARCO to its credit, voluntarily ended theirs stating that when a very high percentage (34.6%) desired it to be changed to an annual election it was reason enough for them to change it. Several other companies have also followed suit such as: Pacific Enterprises, Katy Industries, Hanover Direct and others. A few years ago my resolution on the subject was withdrawn when the Westinghouse directors agreed to end theirs. At the recent Lockheed-Martin merger the stagger system was ended and also at a special merger meeting of First Commerce Corporation in 1995. Further, Allegheny Power System tried to put in a stagger system, as well as take away cumulative voting, and the stockholders defeated it, showing stockholders are interested in their rights.

     Because of the normal need to find new directors and because of environmental problems and the avalanche of derivative losses and many groups desiring to have directors who are qualified on the subjects, we think that ending the stagger system of electing directors is the answer. In addition, some recommendations have been made to carryout the CERES 10 points. The 11th, in our opinion, should be to end the stagger system of electing directors and to have cumulative voting.

     Equitable Life Insurance Company, which is now called Equitable Companies, converted from a policy owned company to a public stockholder meeting. Thanks to AXA, the comptrolling French insurance company not wanting it they now do not have a staggered board.

     Orange and Rockland Utility Company had a terrible time with the stagger system and its 80% clause to recall a director. The chairman was involved in a scandal effecting the company. Not having enough votes the meeting to get rid of the chairman had to be adjourned. Finally, at the adjourned meeting enough votes were counted to recall him.

     If you agree, please mark your proxy for this resolution; otherwise, it will automatically be cast against it, unless you have marked to abstain."

The affirmative vote of a majority of the Shares entitled to vote at the Meeting is necessary for adoption of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

Before 1984, the directors were elected annually. At the 1984 Annual Meeting, the Shareholders approved an amendment to the Company's Restated Articles of Incorporation providing that the Board be divided into three classes of directors serving staggered three-year terms.

In the 1984 Proxy Statement, the Board stated that it believed the interests of the Shareholders were better served by a classified board than by the annual election of all directors. Among the reasons presented at that time in favor of a classified system of director elections, the Board stated the following:

     The classification of directors will have the effect of making it more difficult to change the composition of the Board of Directors. At least two Shareholder meetings, instead of one, will be required to effect a change in the control of the Board. While there has been no problem in the past with the continuity or stability of the Board, the Board believes that the longer time required to elect a majority of a classified Board will help to assure the continuity and stability of the Company's management and policies in the future, since a majority of the directors at any given time will have prior experience as directors of the Company.

The Board continues to believe that a classified Board of Directors promotes continuity of experience on the Board, provides for an orderly succession of directors and would encourage any unsolicited bidder for control of the Company to negotiate with the Board, which can best represent the interests of all of the Shareholders. In addition, the Company's system of director elections is fully supported by Florida law.

The resolution offered by the proponents would not amend the Restated Articles of Incorporation at this time, but instead requests that the Board take the steps necessary to elect all directors on an annual basis in the future. Under the terms of the amendment to the Company's Restated Articles of Incorporation approved by the Shareholders in 1984, an affirmative vote of 75% of the Shares entitled to vote on a future resolution proposed by the Board to amend the Restated Articles would be required at a future meeting of Shareholders in order to amend the provisions governing the staggered election of directors.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                         BENEFICIAL OWNERSHIP OF SHARES

As of January 15, 1999, each director or nominee and each executive officer named in the Summary Compensation Table herein, individually, and all directors, nominees and executive officers of the Company as a group, beneficially owned Common Stock as follows:

                                                                  AMOUNT AND NATURE
NAME OF BENEFICIAL OWNER                                      OF BENEFICIAL OWNERSHIP(1)    PERCENT OF CLASS(2)
------------------------                                      --------------------------    -------------------
M. Anthony Burns(4,5).......................................            869,992                    1.220%
Dwight D. Denny(4,5)........................................            197,631                        *
Joseph L. Dionne(6,7).......................................              7,740                        *
Edward T. Foote II(6,7).....................................              9,097                        *
David I. Fuente(6)..........................................                779                        *
John A. Georges(6,7)........................................             12,368                        *
James B. Griffin(4,5).......................................            151,845                        *
Edwin A. Huston(4,5)........................................            207,832                        *
Vernon E. Jordan, Jr.(6,7)..................................             13,309                        *
David T. Kearns(6,7)........................................             10,936                        *
Lynn M. Martin(6,7).........................................              5,120                        *
Thomas E. McKinnon(4,5).....................................            125,684                        *
Paul J. Rizzo(6,7)..........................................             12,661                        *
Christine A. Varney(6)......................................              1,188                        *
Alva O. Way(6,7)............................................             11,904                        *
Directors, Nominees and Executive Officers as a Group
  (20 persons)(3,4,5,6,7)...................................          1,760,257                    2.469%

---------------

 *  Represents less than 1% of the Company's outstanding common stock.
(1) Unless otherwise noted, all Shares included in this table are owned directly, with sole voting and dispositive power. The inclusion of Shares in this table shall not be construed as an admission that such Shares are beneficially owned for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
(2) Percent of class has been computed in accordance with Rule 13d-3(d)(1) of the Exchange Act.
(3) Includes Shares held jointly with their spouses or other family members as follows: all directors, nominees and executive officers as a group 3,312 Shares.
(4) Includes Shares held in the accounts of executive officers pursuant to the 401(k) Plan and the Deferred Compensation Plan as follows: Mr. Burns 21,932 Shares; Mr. Denny 14,807 Shares; Mr. Griffin 19,018 Shares; Mr. Huston 4,681 Shares; Mr. McKinnon 7,515 Shares; all directors, nominees and executive officers as a group 94,198 Shares.
(5) Includes Shares the direct ownership of which may be acquired within 60 days of January 15, 1999, through the exercise of stock options, as follows: Mr. Burns 706,442 Shares; Mr. Denny 182,743 Shares; Mr. Griffin 132,760 Shares; Mr. Huston 173,519 Shares; Mr. McKinnon 118,169 Shares; all directors, nominees and executive officers as a group 1,406,098 Shares.
(6) Includes the following number of Shares held in the account of each of the following directors pursuant to the Directors Stock Plan and the Directors Stock Award Plan: Mr. Dionne 5,817 Shares; Mr. Foote 8,264 Shares; Mr. Fuente 779 Shares; Mr. Georges 8,271 Shares; Mr. Jordan 8,934 Shares; Mr. Kearns 9,803 Shares; Ms. Martin 4,287 Shares; Mr. Rizzo 10,328 Shares; Ms. Varney 1,088 Shares; and Mr. Way 10,071 Shares.
(7) Includes Shares the direct ownership of which may be acquired within 60 days of January 15, 1999, through the exercise of stock options, as follows: Mr. Dionne 333 Shares; Mr. Foote 333 Shares; Mr. Georges 333 Shares; Mr. Jordan 333 Shares; Mr. Kearns 333 Shares; Ms. Martin 333 Shares; Mr. Rizzo 333 Shares; and Mr. Way 333 Shares.

The following table sets forth information regarding the number and percentage of Shares held by all persons who are known by the Company to beneficially own or exercise voting or dispositive control of more than 5% of the Company's outstanding Common Stock.

                                                              NUMBER OF SHARES
                                                                BENEFICIALLY
NAME AND ADDRESS                                                    OWNED          PERCENT OF CLASS
----------------                                              -----------------    ----------------
Sanford C. Bernstein & Co., Inc.............................   6,142,312(1)               8.6%
  One State Street Plaza
  New York, NY 10004-1545
Morgan Stanley Dean Witter & Co., Inc.......................   5,267,054(2)              7.35%
  1585 Broadway
  New York, NY 10036
Putnam Investments, Inc.....................................   4,450,335(3)               6.2%
  One Post Office Square
  Boston, MA 02109
Loomis Sayles & Company Inc.................................   3,817,478(4)              5.33%
  One Financial Center
  Boston, MA 02111

---------------

(1) Of the total Shares shown, the nature of beneficial ownership is as follows: sole voting power 3,582,423; shared voting power 591,039; and sole dispositive power 6,142,312. The foregoing ownership information is based upon information furnished to the Company on behalf of Sanford C. Bernstein & Co., Inc. as of February 5, 1999.
(2) Of the total Shares shown, the nature of beneficial ownership is as follows: sole voting power 0; shared voting power 5,196,404; and shared dispositive power 5,267,054. The foregoing ownership information is based upon information furnished to the Company on behalf of Morgan Stanley Dean Witter & Co., Inc. as of February 3, 1999.
(3) Of the total Shares shown, the nature of beneficial ownership is as follows: sole voting power 0; shared voting power 49,800; and shared dispositive power 4,450,335. The foregoing ownership information is based upon information furnished to the Company on behalf of Putnam Investments, Inc. as of February 18, 1999.
(4) Of the total Shares shown, the nature of beneficial ownership is as follows: sole voting power 2,327,570; shared voting power 35,200; and shared dispositive power 3,817,478. The foregoing ownership information is based upon information furnished to the Company on behalf of Loomis Sayles & Company Inc. as of February 10, 1999.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Compliance with Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons owning more than 10% of the Company's Common Stock to file with the SEC and the New York Stock Exchange initial reports of ownership of Common Stock and other equity securities of the Company on Form 3 and reports of changes in such ownership on Forms 4 or 5. Directors, executive officers and greater than 10% Shareholders are required to furnish the Company with copies of all Section 16(a) reports they file.

To the Company's knowledge, based solely on a review of copies of the reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1998, the Company's directors and executive officers complied with all applicable Section 16(a) filing requirements.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Company's Board of Directors (the "Committee") is composed of five independent, non-employee directors of the Company. No such director is an officer of the Company or any of its subsidiaries. No executive officer of the Company serves on the compensation committee of another entity whose executive officer serves on the Compensation Committee of the Company or whose executive officer serves as a director of the Company. In addition, no executive officer of the Company serves as a director of another entity who has an executive officer serving on the Compensation Committee of the Company. The Committee administers the Company's executive policies and programs and regularly reports to the Board of Directors, including decisions regarding Mr. Burns' compensation.

The Company's goal is to attract, retain, motivate and reward executive management through competitive compensation policies, while aligning executive interests with Shareholder interests.

EVALUATION OF EXECUTIVE PERFORMANCE

It is the Committee's belief that variable, at-risk compensation, both annual and long-term, should comprise a significant portion of executive compensation, to be earned only if specific financial goals are met. As a result, in 1998, a substantial portion of the targeted compensation of Mr. Burns and the other named executive officers was at risk.

In addition to reviewing the internal effectiveness of the Company's executive compensation programs, the Committee continuously evaluates whether the programs remain externally competitive. The Committee evaluates each element of the program in light of the compensation practices and financial performance of a comparative group of similar companies with which the Company must compete in hiring and retaining executives. The Committee believes that these companies are the most appropriate comparison group for purposes of compensation decisions. As a result, the companies surveyed by the Committee for executive compensation data are not the same as the peer group index used in the five-year stock performance graph included in this Proxy Statement. In addition to evaluating compensation of similar companies, the Company also uses general survey information when reviewing its compensation practices.

Survey data is analyzed by management and Frederic W. Cook & Co., independent compensation consultants retained by the Company. Results are referenced by the Committee to aid in setting total compensation for the Company's executive officers within the median range for this compensation peer group.

STOCK OWNERSHIP GUIDELINES

To further underscore the importance of linking executive and Shareholder interests, in 1993 the Company established formal stock ownership guidelines for all executive officers of the Company. The Chief Executive Officer of the Company must own a minimum of the equivalent of two times annual base salary in Company stock and executive officers of the Company must own a minimum of the equivalent of their base salary in Company stock.

COMPONENTS OF EXECUTIVE COMPENSATION

The Company's executive compensation program consists of three components: (1) base salary; (2) annual cash incentive awards and (3) long-term incentive awards in the form of stock options. Executive officers also receive a range of employee benefits generally available to all employees of the Company. While each element of compensation is reviewed separately, the Committee takes into account the total compensation and benefits package in evaluating the executive compensation program and making compensation decisions. The Committee conducts ongoing analysis of its compensation and believes that the total package represents an attractive compensation and benefits program in line with those of comparable companies.

BASE SALARY

Base salaries for executive officers are believed to be appropriate in light of the scope and responsibilities of each executive officer's position and the importance of that position to the operations of the Company. The Committee believes that salary levels for executive officers should be set in comparison to salary levels at comparable companies with which the Company competes for executive talent.

In making decisions to adjust individual salary levels, the Committee considers Company performance, the executive officer's individual performance and position in the existing salary range, and external comparative data provided by the Company's outside compensation consultants. The Committee, however, does not employ any predetermined formula or assign any particular weight to any individual criterion in making these adjustments. The Committee approves base salaries of executive officers other than Mr. Burns based on Mr. Burns' recommendations and the above criteria. The Committee also reviews Mr. Burns' base salary and makes a recommendation for any changes in Mr. Burns' base salary to the Board of Directors.

In 1998, the Company decided to synchronize the timing of base salary increases for executive officers to a single point during the year. The Committee believes that implementing a common merit increase date for executives will better enable the Committee to compare Company performance and individual performance.

The Company has the Stock For Merit Increase Replacement Plan whereby certain key executives may receive stock option grants in lieu of base salary cash merit increases. During 1998, five grants were made under this Plan. Mr. Burns did not receive a stock option grant in lieu of a merit increase during 1998 and his cash salary for 1998 remained at the level set in June 1992.

ANNUAL INCENTIVE AWARDS

The Company adopted an annual incentive award program based on the principles of Economic Value Added ("EVA") in 1997. Stern Stewart & Co., an independent financial consulting firm, was engaged to help incorporate EVA into the Company's financial management and compensation programs. EVA, which determines whether a business is earning more than its true cost of capital, is utilized as an ongoing management tool for capital allocation and provides a basis on which to assess future goals, strategies and ultimate financial performance. Under the EVA annual incentive award program, executive compensation will reflect the Company's performance in implementing its business strategy and the return to Shareholders.

Under the 1998 annual incentive compensation plan, cash awards were based upon Company financial performance as measured by EVA, subject to performance on pre-determined sales measures and the Committee's discretion. Award opportunities were set to provide above-median compensation in relation to comparable companies if Company performance exceeded financial performance targets and below-median compensation in relation to comparable companies if performance was below these targets. The specific targets are considered confidential by the Company and are not included in this Report in order to avoid compromising the Company's competitive position.

Based on 1998 EVA results and the Committee's assessment of the CEO's performance, Mr. Burns' annual incentive award totaled $450,000 which was below Mr. Burns' targeted compensation for 1998.

LONG-TERM INCENTIVE AWARDS

Under the Ryder System, Inc. 1995 Stock Incentive Plan, stock options may be awarded to executive officers and other key executives of the Company who meet stock ownership guidelines. All awards are at the discretion of the Committee. The size of an individual stock option award is based primarily upon the individual executive's responsibilities and position within the Company. The Committee also considers each executive's current individual performance, potential for promotion and impact on Company performance. Stock option awards are intended to reflect the median level of such awards for comparable positions at peer companies.

The Company has no policy regarding the timing and frequency of stock option awards, although such awards generally have been made on an annual basis to the Company's executive officers and on some occasions upon the hiring of a new executive.

After the October 1997 stock option grant, the Company changed its cycle of granting annual stock option awards from October to February. Due to this change in timing of granting awards, options under the Company's annual stock option program were not granted to any of the named executives during 1998. While stock options were not granted under the annual program, five stock option grants were awarded during 1998 under the Company's Stock For Merit Increase Replacement Plan whereby key executives may receive stock option grants in lieu of base salary cash merit increases. The Committee believes that by synchronizing the timing of stock option grants, annual merit increases, and annual incentive plan payout opportunities, the Committee will have an opportunity to compare Company performance to individual executive performance.

The Committee does not determine the size of stock option awards by reference to the amount or value of outstanding stock options held by an individual executive officer at the time of the award.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

During 1998, the Committee reviewed the Company's executive compensation program in light of Section 162(m) of the Internal Revenue Code as it pertains to the disallowance of deductions for compensation in excess of $1 million to certain executive officers. The Company's 1995 Stock Incentive Plan meets the requirements of Section 162(m), and accordingly, stock options awarded to the Company's executive officers are eligible for the "performance-based" compensation exception. While the annual incentive compensation program is based only on financial performance, the Committee has decided not to submit the Annual Incentive Plan to the Shareholders for 162(m) approval at the Annual Meeting. The Committee believes that preserving its flexibility is in the best interest of the Company and its Shareholders. For 1998, only the Chief Executive Officer received compensation in excess of $1 million as defined by Section 162(m).

Alva O. Way [Chairman], Edward T. Foote II, David I. Fuente, Lynn M. Martin, and Paul J. Rizzo

                       COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the annual and long-term compensation which the Company paid to, or deferred for, those persons who were as of December 31, 1998
(a) the chief executive officer and (b) each of the other four most highly compensated executive officers of the Company (collectively, the "named executive officers") for services rendered in 1998, 1997 and 1996.

                              SUMMARY COMPENSATION

                                                                                                      LONG-TERM
                                                                  ANNUAL COMPENSATION               COMPENSATION
                                                          -----------------------------------   ---------------------
                                                                                                       AWARDS
                                                                                                ---------------------
                                                                                                SECURITIES UNDERLYING
                                                                               OTHER ANNUAL        OPTIONS/LIMITED
                                                          SALARY     BONUS    COMPENSATION(1)           SARS
           NAME AND PRINCIPAL POSITION             YEAR     ($)       ($)           ($)                  (#)
           ---------------------------             ----   ------     -----    ---------------   ---------------------
M. Anthony Burns        Chairman of the Board,     1998   725,000   450,000       68,778                     0
                        President and Chief        1997   725,000   735,101       75,481               250,000
                        Executive Officer          1996   725,000         0        4,490               100,000

Dwight D. Denny         Executive Vice             1998   330,000   170,207        2,994                25,900
                        President --               1997   330,000   273,565        2,994                68,000
                        Development                1996   330,000         0        2,994                40,000

James B. Griffin        President --               1998   340,000   215,000        2,994                27,600
                        Ryder Transportation       1997   334,445   300,000        2,994                59,100
                        Services                   1996   300,000         0        3,873                30,000

Edwin A. Huston         Senior Executive Vice      1998   460,000   237,258        2,994                23,800
                        President -- Finance and   1997   460,000   381,333        2,994                58,600
                        Chief Financial Officer    1996   460,000         0        2,994                73,300

Thomas E. McKinnon      Executive Vice             1998   325,000   167,628        2,994                26,500
                        President --               1997   325,000   290,000        2,994                53,850
                        Human Resources and        1996   325,000         0        2,994                51,600
                        Corporate Services


                                                ALL OTHER
                                             COMPENSATION(2)
NAME AND PRINCIPAL POSITION                        ($)
----------------------------                 ---------------
M. Anthony Burns                                 155,084
                                                  94,659
                                                  28,035

Dwight D. Denny                                   82,265
                                                  53,236
                                                  16,455

James B. Griffin                                  48,640
                                                  27,596
                                                  36,932

Edwin A. Huston                                   99,691
                                                  31,982
                                                  26,124

Thomas E. McKinnon                                81,000
                                                  49,975
                                                   9,566

---------------

(1) This column represents amounts reimbursed for the payment of income taxes on certain perquisites provided to these executive officers. Other perquisites and personal benefits furnished to the named executive officers, other than Mr. Burns in 1998 and 1997, do not meet the disclosure threshold established under SEC regulations and are not included in this column. Mr. Burns did not meet the disclosure threshold established under SEC regulations in 1996. Of the 1998 and 1997 amounts shown for Mr. Burns, $37,377 and $47,333, respectively, represent the incremental cost to the Company for his personal use of the Company aircraft. The balances of the 1998 and 1997 amounts shown for Mr. Burns include a car allowance, a tax planning allowance and other perquisites.
(2) This column is composed of: (a) contributions to the 401(k) Plan in the amounts of $3,200, $2,400 and $2,250 for each of Mr. Burns, Mr. Denny, Mr. Griffin and Mr. Huston for 1998, 1997 and 1996, respectively; $3,200, $2,400 and $0 for Mr. McKinnon for 1998, 1997 and 1996, respectively; (b) contributions to the Deferred Compensation Plan for Mr. Burns in the amounts of $26,002, $5,438 and $13,425 for 1998, 1997 and 1996, respectively; for
    Mr. Denny in the amounts of $8,871, $2,138 and $4,755 for 1998, 1997 and 1996, respectively; for Mr. Griffin in the amounts of $9,600, $0 and $3,906 for 1998, 1997 and 1996, respectively; for Mr. Huston in the amounts of $13,627, $3,450 and $7,688 for 1998, 1997 and 1996, respectively; for Mr.
    McKinnon in the amounts of $9,100 for 1998 and $0 for 1997 and 1996; (c) dollar value of premiums for compensatory split-dollar insurance payments for Mr. Burns in the amounts of $117,744, $78,683 and $427 for 1998, 1997 and 1996, respectively; for Mr. Denny in the amounts of $63,743, $42,551 and $125 for 1998, 1997 and 1996, respectively; for Mr. Griffin in the amounts of $31,388, $20,946 and $47 for 1998, 1997 and 1996, respectively; for Mr.
    Huston in the amounts of $72,030, $15,298 and $547 for 1998, 1997 and 1996,
    respectively; for Mr. McKinnon in the amounts of $62,774, $41,894 and $0 for 1998, 1997 and 1996, respectively; (d) premiums paid under the Supplemental Retiree Life Insurance Plan for Mr. Burns in the amounts of $0 for 1998 and 1997 and $3,795 for 1996; for Mr. Denny in the amounts of $0 for 1998 and 1997 and $3,459 for 1996; for Mr. Griffin in the amounts of $0 for 1998 and 1997 and $1,665 for 1996; for Mr. Huston in the amounts of $0 for 1998 and 1997 and $4,805 for 1996; for Mr. McKinnon in the amounts of $0 for 1998 and 1997 and $4,111 for 1996; (e) premiums paid under the Supplemental Long-Term Disability Insurance Plan for Mr. Burns in the amount of $8,138 for 1998, 1997 and 1996; for Mr. Denny in the amounts of $6,451, $6,147 and $5,866 for 1998, 1997 and 1996, respectively; for Mr. Griffin in the amounts of $4,452, $4,250 and $4,064 for 1998, 1997 and 1996, respectively; for Mr. Huston in the amount of $10,834 for 1998, 1997 and 1996; for Mr. McKinnon in the amounts of $5,926, $5,681 and $5,455 for 1998, 1997 and 1996, respectively;
    and (f) relocation expenses paid for Mr. Griffin in the amount of $25,000 in 1996.

SEVERANCE AGREEMENTS

The Company has entered into severance agreements with each executive officer, including the named executive officers, and other key employees of the Company and its subsidiaries, which provide that if the Company terminates the employment of an executive for reasons other than death, disability or cause, or, if within the three-year period commencing with a change of control of the Company(1), the executive terminates employment with the Company for good reason, the Company will provide the executive with a multiple of salary and bonus ranging from a maximum of three times salary and three times bonus for the highest level executive to a minimum of .5 times salary and, for each year of service, one month bonus (subject to a maximum of 12 months bonus) for lower level executives, as well as various benefits and perquisites, net of excise taxes. In the event of a termination of employment and, if applicable, a change of control of the Company, which triggers the provisions of a severance agreement, Mr. Burns would be entitled to three times salary and three times bonus, Messrs. Denny, Griffin and Huston would be entitled to three times salary and two times bonus and Mr. McKinnon would be entitled to two times salary and two times bonus.

                                 OPTION GRANTS

The following table provides information regarding the grant of stock options to the named executive officers in fiscal year 1998. The table includes the potential realizable value of the stock options granted in 1998, assuming annual compound appreciation of the underlying Share price at rates of 5% and 10%, as required by the SEC, and 0%, from the date the stock options were granted over the full option term of ten (10) years. (These values are listed in the column headed "Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option/Limited SAR Term.")

                 OPTION/LIMITED SAR GRANTS IN FISCAL YEAR 1998

                                      INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------------  POTENTIAL REALIZABLE VALUE(4)
                                            % OF TOTAL                                                       AT
                         NUMBER(1) OF     OPTIONS/LIMITED                                         ASSUMED ANNUAL RATES OF
                          SECURITIES       SARS GRANTED                                         STOCK PRICE APPRECIATION FOR
                          UNDERLYING      TO EMPLOYEES IN     EXERCISE                            OPTION/LIMITED SAR TERM
                        OPTIONS/LIMITED     FISCAL YEAR        PRICE                           ------------------------------
         NAME            SARS GRANTED          1998         PER SHARE(2)   EXPIRATION DATE(3)   0%       5%           10%
         ----           ---------------   ---------------   ------------   ------------------  ----   ---------   -----------
M. Anthony Burns......            0             0.0%               N/A                    N/A  N/A         N/A           N/A
Dwight D. Denny.......       25,900             6.9%           $37.219      February 18, 2008   $0    $606,234    $1,536,315
James B. Griffin......       27,600             7.3%            37.219      February 18, 2008    0     646,025     1,637,154
Edwin A. Huston.......       23,800             6.3%            37.219      February 18, 2008    0     557,080     1,411,749
Thomas E. McKinnon....       26,500             7.0%            37.219      February 18, 2008    0     620,278     1,571,905

---------------

(1) Stock options granted in 1998 vest in annual installments over five years. Each named officer who received a grant of stock options received Limited SARs equal to the number of Shares subject to such stock option. The numbers given reflect an option with a tandem Limited SAR as a single unit. Grants to TO each of the named executive officers, other than Mr. Burns, were made under the Stock For Merit Increase Replacement Plan whereby certain key executives may receive stock option grants in lieu of base salary cash merit increases.
(2) Represents fair market value as of date of grant.
(3) Ten (10) years from date of grant.
(4) If the 5% or 10% annual compound Common Stock price appreciation shown in the table were to occur, the price of a Share of Common Stock would be $60.63 or $96.54, respectively, on February 18, 2008. The appreciation in the market value of the Company's Common Stock from the date of the grant would be $1,668,435,595 or $4,228,143,375, respectively. The appreciation during this period realized by the four named executive officers from these stock options would be .15% of the gain to all Shareholders. The use of the 5% and 10% rates is required by the SEC and is not intended by the Company to forecast possible future appreciation of the Company's Common Stock.

---------------
1 A "change of control" shall occur if: (i) an individual or group acquires 20% or more of the Company's Common Stock, with certain exceptions for employee benefit plans and other sanctioned business combinations; (ii) there is a change in at least 1/3 of the members of the Board of Directors that is not sanctioned by the incumbent Board; (iii) there is a reorganization, merger or other business combination the result of which is that (a) the Shareholders of the Company prior to the combination own less than 50% of the common stock of the new entity, (b) an individual or group owns 20% or more of the common stock of the new entity or (c) less than 2/3 of the members of the board of directors of the new entity were members of the Board of Directors of the Company immediately prior to the combination; (iv) there is a liquidation or dissolution of the Company; or (v) there is a sale of all or substantially all of the assets of the Company. 22

         AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

The following table provides information, with respect to the named executive officers, regarding the exercise of options during fiscal year 1998 and unexercised options held as of the end of fiscal year 1998.

    AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998 AND FISCAL YEAR-END 1998
                                 OPTION VALUES

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                             OPTIONS/LIMITED SARS         IN-THE-MONEY OPTIONS AT
                                                           AT FISCAL YEAR-END 1998        FISCAL YEAR-END 1998(1)
                            SHARES ACQUIRED    VALUE     ----------------------------   ---------------------------
           NAME               ON EXERCISE     REALIZED   EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             ---------------   --------   -----------    -------------   -----------   -------------
M. Anthony Burns..........      110,789       $396,514     681,442         191,668      $1,591,681      $      0
Dwight D. Denny...........            0              0     173,163         137,921         286,402       103,128
James B. Griffin..........            0              0     123,220         130,140          51,263       103,128
Edwin A. Huston...........            0              0     154,779          83,921          68,532        31,145
Thomas E. McKinnon........            0              0     109,249          74,701          57,253             0

---------------

(1) Amounts reflect gains on outstanding stock options based on a fair market value of $25.7813 for the Common Stock, as determined by using the average of the high and low price on December 31, 1998. As no change in control of the Company has occurred, the tandem Limited SARs had no calculable value at such date.

                                PENSION BENEFITS

The Company covers substantially all regular full-time employees who are not covered by plans administered by labor unions or plans sponsored by a subsidiary or division of the Company under the Ryder System, Inc. Retirement Plan (the "Retirement Plan"). Benefits payable under the Retirement Plan are based on an employee's career earnings with the Company and its subsidiaries. At normal retirement age of 65, a participant is entitled to a monthly pension benefit payable for life. The annual pension benefit, when paid in the form of a life annuity with no survivor's benefits, is generally equal to the sum of 1.45% of the first $15,600 of compensation and bonus received, plus 1.85% of the portion of such compensation and bonus in excess of $15,600, during each such year while a Retirement Plan member. Accrued benefits under the Retirement Plan have been improved from time to time.

Retirement Plan benefits vest at the earlier of the completion of five (5) years of credited service or upon reaching age 65, provided, however, that in the event of a change of control of the Company, all participants will be fully vested and the term "accrued benefit" will include the value of early retirement benefits for any participant age 45 or above or with 10 or more years of service. These benefits are not subject to any reduction for Social Security benefits or other offset amounts. An employee's pension benefits may be paid in certain alternative forms having actuarially equivalent values.

The maximum annual benefit under a qualified pension plan is currently $130,000 beginning at the Social Security retirement age (currently age 65). The maximum compensation and bonus that may be taken into account in determining annual retirement accruals is currently $160,000. The Company maintains a non-qualified, unfunded benefit plan, called the Benefit Restoration Plan (the "Restoration Plan"), which covers those participants of the Retirement Plan whose benefits are reduced by the Internal Revenue Code or other United States laws. A participant in the Restoration Plan is entitled to a benefit equaling the difference between the amount of benefits the participant is entitled to without reduction and the amount of benefits the participant is entitled to after the reductions.

The table below sets forth annual pension benefit projections assuming each named executive officer remains continuously employed by the Company at current compensation levels until retirement at the normal retirement date.

                   ESTIMATED ANNUAL BENEFITS AT RETIREMENT(1)
                     (IN THE FORM OF A SINGLE LIFE ANNUITY)

M. Anthony Burns...........................................  $654,124
Dwight D. Denny............................................  $273,805
James B. Griffin...........................................  $339,128
Edwin A. Huston............................................  $320,470
Thomas E. McKinnon.........................................  $175,956(2)

In addition to the Retirement Plan, the Company maintains the Split Dollar Life Insurance Plan for the benefit of each named executive officer and certain other key executives. This Plan provides participants with additional life insurance. The Company pays all costs equal to the premiums on the life insurance acquired prior to retirement. The participant owns the policy but must assign a portion of the policy's cash surrender value and death benefits to the Company. In the event of death prior to normal retirement, the participant's beneficiary will receive three times the participant's annual base salary offset by the Company-wide group term life insurance policy. In the event a participant ceases to be employed by the Company prior to the participant's normal retirement date, the participant has the right to purchase the policy from the Company for an amount equal to the premiums the Company has paid on the policy. Assuming normal retirement dates, the Company will be repaid, from the cash surrender value of the policy, an amount equal to the aggregate net premiums paid on the policy or its collateral interest in the policy. The participant will have projected post-retirement life insurance coverage equal to 50% of the life insurance coverage immediately prior to retirement.

---------------

(1) These amounts include benefits under the Retirement Plan and the Restoration Plan combined.
(2) This amount includes $32,784 from a supplemental executive retirement plan benefit agreement between Mr. McKinnon and the Company.

                               STOCK PERFORMANCE
                     COMPARISON OF 5 YEAR CUMULATIVE RETURN
 AMONG RYDER SYSTEM, INC., S&P 500 INDEX & DOW JONES TRANSPORTATION 20 INDEX(1)

                                   (GRAPHIC)

                                                                                                   Dow Jones
                    Measurement Period                           Ryder            S&P 500        Transportation
                  (Fiscal Year Covered)                       System, Inc.         Index            20 Index
                           1993                                 $100.00           $100.00            $100.00
                           1994                                  $85.05           $101.32             $83.64
                           1995                                  $95.93           $139.44            $113.98
                           1996                                 $109.11           $170.13            $130.09
                           1997                                 $128.73           $228.02            $192.63
                           1998                                 $104.33           $291.80            $188.78

---------------

(1) Assumes for comparison that the value of the Company's Common Stock and of each index was $100 on December 31, 1993 and that all dividends were reinvested. Past performance is not necessarily an indicator of future results.

                              COST OF SOLICITATION

The cost of solicitation of proxies, including expenses in connection with the preparation and mailing of this Proxy Statement, will be borne by the Company. The Company has retained D. F. King & Co., Inc. to aid in the solicitation of proxies. For their services, D. F. King & Co., Inc. will receive a fee estimated at $18,000 plus reimbursement of reasonable out-of-pocket expenses. The Company does not otherwise expect to pay any compensation for the solicitation of proxies, but will reimburse brokers and nominees for their reasonable expenses for sending proxy material to principals and obtaining their proxies. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone or other means of communication.

                    SUBMISSION OF SHAREHOLDER PROPOSALS FOR
                            THE 2000 ANNUAL MEETING

Pursuant to SEC regulations, in order to be included in the Company's Proxy Statement for the 2000 Annual Meeting, Shareholder proposals must be received at the principal office of the Company, 3600 N.W. 82nd Avenue, Miami, Florida 33166, Attention: Secretary, no later than November 23, 1999, and must meet all other SEC requirements. In addition, the Company's By-Laws provide that any Shareholder who desires either to bring a Shareholder proposal before an annual meeting or to present a nomination for director at an annual meeting must give advance notice to the Company regarding the proposal or nominee. The By-Laws require that written notice be delivered to the Secretary of the Company not less than 90 days prior to the date of the annual meeting at which the proposal or nomination is to be presented and contain certain information regarding the Shareholder desiring to present a proposal or make a nomination, as the case may be. A copy of the By-Laws is available upon request from the Secretary of the Company.

                                      RYDER SYSTEM, INC.

                                      /s/ Vicki A. O'Meara

                                      Vicki A. O'Meara
                                      Executive Vice President,
                                      General Counsel and Secretary
March 22, 1999
Miami, Florida

                                                                      APPENDIX A

                                     PROXY

                               RYDER SYSTEM, INC.

                          ANNUAL MEETING - MAY 7, 1999
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby constitutes and appoints M. Anthony Burns, Edwin
A. Huston and Vicki A. O'Meara, and each of them, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned and to vote as designated below, all the shares of common stock of RYDER SYSTEM, INC., held of record by the undersigned on March 11, 1999, at the Annual Meeting of Shareholders to be held at the Miami Airport Hilton and Towers, 5101 Blue Lagoon Drive, Miami, Florida, on Friday, May 7, 1999 and at any adjournment thereof, on all matters to come before the meeting.

 ELECTION OF DIRECTORS. NOMINEES:              COMMENTS: (CHANGE OF ADDRESS)

      Joseph L. Dionne, David I. Fuente,       ______________________________
      David T. Kearns and Lynn M. Martin
      for a term of office expiring at the     ______________________________
      2002 Annual Meeting.
                                               ______________________________
                                               (If you have written on the above
                                               space, please mark the
                                               corresponding box on the reverse
                                               of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. HOWEVER, PLEASE SIGN THE CARD IN ANY EVENT SINCE THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

SEE REVERSE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                                  SIDE

      PLEASE MARK
 [X]  VOTES AS IN
      THIS EXAMPLE.




THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSAL 4.

                             Directors recommend a vote "FOR"
----------------------------------------------------------------------------------------------
                     FOR      WITHHELD                                  FOR   AGAINST   ABSTAIN

1. Election of       [ ]        [ ]          2. Ratification of an      [ ]     [ ]       [ ]
   Directors.                                   Amendment to the
   (see reverse)                                Ryder System, Inc.
                                                Stock Purchase Plan
                                                for Employees.
                                             3. Ratification of KPMG    [ ]     [ ]       [ ]
                                                LLP as auditors.
      ----------------------------------
      For, except vote withheld from the
      nominees(s) listed above
----------------------------------------------------------------------------------------------


                Directors recommend a vote "AGAINST"
-------------------------------------------------------------

                                FOR      AGAINST    ABSTAIN

4. Shareholder Proposal         [ ]        [ ]        [ ]
   relating to Annual Elec-
   tion of all Directors.



-------------------------------------------------------------

                                                                      Change of Address/     [ ]
                                                                          Comments on
                                                                          Reverse Side


                                                 In their discretion said proxies may vote for a
                                                 new nominee of management, if any nominee has
                                                 become unavailable, and any other matters
                                                 properly coming before the meeting, all as set
                                                 forth in the Notice of Annual Meeting and Proxy
                                                 Statement.

                                                 Please sign exactly as name appears hereon.
                                                 Joint owners should each sign. When signing as
                                                 attorney, executor, administrator, trustee or
                                                 guardian, please give full title as such.

Signature:_______________________ Date: _________ Signature: ____________________ Date:________
